UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2021

BEYOND MEAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

119 Standard Street

El Segundo, California 90245

(Address of principal executive offices, including zip code)

(866) 756-4112

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, Mark J. Nelson, Chief Financial Officer and Treasurer of Beyond Meat, Inc. (the “Company”), informed the Company of his intention to retire from employment with the Company effective May 5, 2021. On February 28, 2021, the Company and Mr. Nelson entered into a retirement agreement (the “Retirement Agreement”) setting forth the terms of his retirement and a consulting agreement (the “Consulting Agreement”) setting forth the terms of consulting services Mr. Nelson will provide to the Company following his retirement. The Company will conduct a comprehensive search for Mr. Nelson’s successor with the assistance of a national search firm. Mr. Nelson’s decision to retire is voluntary and is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Retirement Agreement, Mr. Nelson will continue as a full-time employee of the Company, receiving the same base salary and benefits that he currently receives, until his retirement on May 5, 2021. In consideration for the release of claims and other covenants in the Retirement Agreement, Mr. Nelson will receive a lump sum cash payment equal to $1,000, and the Company will pay the cost of monthly COBRA premiums for Mr. Nelson and his dependents for up to 18 months.

Pursuant to the Consulting Agreement, Mr. Nelson will provide certain consulting services to the Company between May 6, 2021 and May 5, 2023, subject to earlier termination pursuant to the terms of the Consulting Agreement. Outstanding equity awards previously granted to Mr. Nelson will continue to vest for so long as he continues to provide consulting services to the Company pursuant to the Consulting Agreement. If (i) the Company terminates Mr. Nelson’s consulting services other than for cause (as set forth in the Consulting Agreement) or (ii) Mr. Nelson terminates the consulting services as a result of the Company’s Material Breach (as defined in the Consulting Agreement), then, in either case, any then outstanding equity awards previously granted to Mr. Nelson will be amended to provide that the vesting of all such awards will immediately accelerate in full. Further, in the event of a Change in Control (as defined in the Company’s 2018 Equity Incentive Plan), the consulting services will terminate prior to, and contingent upon, the consummation of the Change in Control, and any then outstanding equity awards previously granted to Mr. Nelson will be amended to provide that the vesting of all such awards will immediately accelerate in full.

The foregoing description of the terms of the Retirement Agreement and the Consulting Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement and the Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 attached hereto, respectively, and the terms of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Retirement Agreement, dated February 28, 2021, by and between Beyond Meat, Inc. and Mark J. Nelson

10.2	Consulting Agreement, dated February 28, 2021, by and between Beyond Meat, Inc. and Mark J. Nelson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

BY:	/s/ Teri L. Witteman
Teri L. Witteman
General Counsel & Secretary

Date: March 1, 2021